EXHIBIT 23.2

                     LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

                          Certified Public Accountants
                Three Riverway, Suite 1400, Houston, Texas 77056

           713-877-9944 Fax: 713-627-7645 - E-mail: carlos@lbbcpa.com


                      CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use of our report dated August 23, 2004 on the consolidated financial statements of Teleplus Enterprises, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

      "Lopez, Blevins, Bork & Associates, LLP"

      Lopez, Blevins, Bork & Associates, LLP
      Houston, Texas

      August 26, 2004